As filed with the Securities and Exchange Commission on April 23, 2004
Registration Number 333-38520

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Campbell Soup Company

(Exact Name of Issuer As Specified in Its Charter)

New Jersey State of Incorporation	21-0419870 I.R.S. Employer Identification No.

One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices

CAMPBELL SOUP COMPANY 1994 LONG-TERM INCENTIVE PLAN
(Full Title of the Plan)

ELLEN ORAN KADEN
Senior Vice President — Law and Government Affairs
Campbell Soup Company
One Campbell Place, Camden, New Jersey 08103-1799
Name and address of agent for service

Telephone number, including area code, of agent for service: (856) 342-4800

This Post-Effective Amendment No. 1 is being filed to de-register 3,335,013 shares of Capital Stock of Campbell Soup Company (the “Registrant”). Such shares were registered under a Registration Statement on Form S-8, Registration No. 333-38520, for purchase under the Registrant’s 1994 Long-Term Incentive Plan. The Registrant has carried forward all of the deregistered shares to a Registration Statement on Form S-8, Registration No. 333-112319, covering the Registrant’s 2003 Long-Term Incentive Plan.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No.1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camden and State of New Jersey, on the 23rd day of April 2004.

CAMPBELL SOUP COMPANY

BY:	/s/ Robert A. Schiffner

Robert A. Schiffner Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: April 23, 2004

/s/ Robert A. Schiffner	/s/ Anthony DiSilvestro

Robert A. Schiffner Senior Vice President and Chief Financial Officer	Anthony DiSilvestro Vice President — Controller

George M. Sherman	Chairman and Director	}
Douglas R. Conant	President, Chief Executive	}
	Officer and Director	}
Edmund M. Carpenter	Director	}	By:	/s/ John J. Furey
Paul R. Charon	Director	}
Bennett Dorrance	Director	}		John J. Furey
Kent B. Foster	Director	}		Corporate Secretary
Harvey Golub	Director	}
Randall W. Larrimore	Director	}
Philip E. Lippincott	Director	}
Mary Alice D. Malone	Director	}
David C. Patterson	Director	}
Charles R. Perrin	Director	}
Donald M. Stewart	Director	}
George Strawbridge, Jr.	Director	}
Les C. Vinney	Director	}
Charlotte C. Weber	Director	}

INDEX OF EXHIBITS

Document
24	Power of Attorney